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                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation of our report dated May 15, 1999, with respect to the financial statements and supplemental schedules of the REMEC, Inc. Profit Sharing 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                   /s/ Ernst & Young LLP

                                     ERNST & YOUNG LLP

San Diego, California
June 24, 1999